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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of Report: June 4, 2004 (Date of Earliest Event Reported: June 4, 2004))

POLYMER GROUP, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	1-14330 (Commission File Number)	57-1003983 (IRS Employer Identification No.)
4055 Faber Place Drive, Suite 201, North Charleston, South Carolina, 29405 (Address of Principal Executive Offices, including Zip Code)
(843) 329-5151 (Registrant's Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure

        On or after June 4, 2004, Polymer Group, Inc. (the "Company") intends to commence an offer to exchange all of its 10% Convertible Notes due 2007 (the "Convertible Notes"), currently in the aggregate outstanding principal amount of $9,707,000, for 9,707 shares of the Company's Series A PIK Preferred Stock, par value $0.01 per share (the "Series A PIK Preferred Stock").

        Dividends on the Series A PIK Preferred Stock accrue at the rate of 16% per annum and are payable-in-kind through the issuance of additional shares of Series A PIK Preferred Stock, semi-annually in arrears on January 1 and July 1 of each year. Each share of Series A PIK Preferred Stock has a liquidation value of $1,000 per share. The Company will also issue an additional share of Series A PIK Preferred Stock with respect to any Convertible Note issued after the date hereof and exchanged by a noteholder prior to the expiration date of the exchange offer.

        This announcement is neither an offer to purchase nor a solicitation of an offer to sell securities of Polymer Group, Inc. At the time the offer is commenced, Polymer Group, Inc. will file a Tender Offer Statement with the U.S. Securities and Exchange Commission. The Tender Offer Statement (including the Offering Memorandum attached as an exhibit thereto and any related document) will contain important information which should be read carefully before any decision is made with respect to the offer. The Offering Memorandum and any related document will be made available to holders of the Convertible Notes at no expense to them. The Tender Offer Statement (including the Offering Memorandum and any related document) will also be available for free at the Securities & Exchange Commission's website at www.sec.gov.

SIGNATURES

        According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Polymer Group, Inc.
/s/ WILLIS C. MOORE, III
Date: June 4, 2004	Name: Willis C. Moore, III Its: Chief Financial Officer

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  Item 9. Regulation FD Disclosure
SIGNATURES